                                                                    EXHIBIT 21.1


                                UTI ENERGY CORP.

                              LIST OF SUBSIDIARIES


UTICO, Inc.                                   Delaware Corporation
SUITS Drilling Company                        Oklahoma Corporation
UTI Management Services, L.P.                 Texas Limited Partnership
UTI Drilling, L.P.                            Texas Limited Partnership
UTICO Hard Rock Boring, Inc.                  Delaware Corporation
International Petroleum Service Company       Pennsylvania Corporation
Universal Well Services, Inc.                 Delaware Corporation
Norton Drilling Services, Inc.                Delaware Corporation
Norton Drilling Mexico                        Delaware Corporation
Norton Drilling, L.P.                         Delaware Limited Partnership
Norton GP, L.L.C.                             Delaware Limited Liability Company
Phelps Drilling Co.                           Nova Scotia Corporation
UTI Drilling Canada, Inc.                     Delaware Corporation